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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:
    INVESTORS:                             MEDIA:
    Kevin F. McLaughlin                    Janice M. McCourt
    Senior Vice President &                Vice President of Operations &
    Chief Financial Officer                Director of Corporate Communications
    (617) 494-8400 ext. 2274               (617) 494-8400 ext. 2330
    email: kevin.mclaughlin@praecis.com    email: janice.mccourt@praecis.com


                       PRAECIS PHARMAEUTICALS INCORPORATED
                PRESENTS NEW INFORMATION ON ITS PRODUCT PIPELINE
                AT THE DAIN RAUSCHER WESSELS INVESTOR CONFERENCE


CAMBRIDGE, MA, December 19, 2000. PRAECIS PHARMACEUTICALS INCORPORATED (Nasdaq:
PRCS) presented a company overview today at the Dain Rauscher Wessels Healthcare and Life Sciences 2000 Conference, held at the Grand Hyatt Park Avenue Hotel in New York City. The presentation was webcast live from the Conference. The webcast will be available for replay on PRAECIS' website at www.praecis.com under "Investor Relations" for a period of one week.

PRAECIS discussed its clinical programs for abarelix, its drug candidate in development for the treatment of prostate cancer and endometriosis. The Company confirmed the submission to the U.S. Food and Drug Administration of a New Drug Application (NDA) for abarelix depot, the first in a new class of prostate cancer drugs that avoids stimulating the secretion of testosterone, a male hormone that causes the growth of most prostate cancers. An update on clinical studies in the Company's endometriosis program was also presented.

The Company confirmed its intention to initiate in the first quarter of 2001 a Phase II study of Latranal, its proprietary topical composition for the treatment of localized muscle, tendon or neuropathic pain.

The Company also reviewed the results of recent preclinical studies of Apan, the Company's drug candidate in development for the treatment of Alzheimer's disease. The hallmark of Alzheimer's disease is the accumulation of plaque-like deposits in brain tissue. A major component of this plaque is a small peptide called beta-amyloid. A large body of clinical, biochemical and genetic evidence has led to the widely held theory that when single beta-amyloid molecules aggregate they become toxic to nerve cells, and that this toxicity leads to the development and progression of Alzheimer's disease. Preclincal experiments have shown that Apan specifically inhibits the aggregation of beta-amyloid and its associated nerve cell toxicity. Alzheimer's disease, and the associated accumulation of beta-amyloid in the brain, is often thought of as a defect in the ability to clear beta-amyloid from the brain to the cerebral spinal fluid
(CSF). Both humans and transgenic mice with Alzheimer's disease plaques show increased levels of beta-amyloid in the brain and decreased levels in the CSF. Transgenic mice treated with Apan show

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significant increases in beta-amyloid levels in the CSF, indicating that Apan is able to mobilize beta-amyloid in the brain and may be facilitating its clearance.

The Company confirmed its intentions to file an Investigational New Drug Application (IND) for Apan by the end of the year and to initiate a phase I clinical trial during the first quarter of 2001.

In addition, the Company briefly discussed several of its preclinical research programs, including the identification of CCR5-binding peptides, which are currently being evaluated for anti-HIV activity. The Company provided a brief overview of its Rel-Ease(TM) technology, which has been used to produce abarelix and other compounds in sustained release formulations. The Company discussed its plans to use its Rel-Ease technology to create sustained release formulations of approved drugs, as well as potential products discovered using its proprietary LEAP(TM) technology.

PRAECIS PHARMACEUTICALS INCORPORATED is a biotechnology company focused on the discovery and development of pharmaceutical products using its proprietary LEAP(TM) (Ligand Evolution to Active Pharmaceuticals) technology. LEAP combines the power of biological selection with the advantages of medicinal chemistry in a unique molecular evolution process. PRAECIS successfully employed LEAP in the development of abarelix depot, its lead candidate for the treatment of prostate cancer and endometriosis. PRAECIS also has programs in Alzheimer's disease, pain management and AIDS.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE FILING OF AN NDA FOR ABARELIX DEPOT, THE CONTINUATION OF CLINICAL STUDIES OF LATRANAL AND THE EXPECTED PROGRESS OF THESE STUDIES, THE RESULTS OF PRELIMINARY PRECLINICAL STUDIES AND THE ANTICIPATED FILING OF AN IND FOR APAN, THE STATUS OF CERTAIN PRECLINICAL STUDIES OF CCR5 AND PRAECIS' PLANS FOR USE OF ITS REL-EASE(TM) TECHNOLOGY. THESE STATEMENTS ARE BASED ON PRAECIS' CURRENT BELIEFS AND EXPECTATIONS AS TO FUTURE OUTCOMES. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS. THESE INCLUDE, BUT ARE NOT LIMITED TO, UNEXPECTED RESULTS IN ONGOING AND FUTURE PRECLINICAL TESTING OR CLINICAL TRIALS, THE NEED FOR ADDITIONAL RESEARCH AND TESTING, DELAYS IN MANUFACTURING, ACCESS TO CAPITAL AND FUNDING, AND THE TIMING AND CONTENT OF DECISIONS MADE BY THE U.S. FOOD AND DRUG ADMINISTRATION, AS WELL AS THE RISKS SET FORTH FROM TIME TO TIME IN PRAECIS' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE RISKS DISCUSSED IN PRAECIS' MOST RECENT FORM 10-Q.

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